Exhibit 23.5

October 14, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We are aware that our report dated August 25, 2021, except for Note 3 and Note 17, as to which the date is October 6, 2021, on our review of interim financial information of Marpai, Inc. and Subsidiaries as of June 30, 2021 and for the six-month periods ended June 30, 2021 and 2020 is included in the Registration Statement on Amendment No. 4 to Form S-1.

Very truly yours,

Melville, NY

An Independent Member of Urbach Hacker Young International